EXHIBIT 31.3

CERTIFICATION

I, Paul L. Berns, certify that:

1.               I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Allos Therapeutics, Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 17, 2012

/s/ Paul L. Berns
Paul L. Berns
President and Chief Executive Officer
(Principal Executive Officer)